UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COEUR D’ALENE MINES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee paid previously with preliminary materials.

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FOR IMMEDIATE RELEASE
Coeur Reminds Shareholders to Vote FOR Matters Related to
Proposed Acquisition of Bolnisi and Palmarejo
Combination Creates the World’s Undisputed Leader in Silver
Coeur d’Alene, Idaho, November 12, 2007— Coeur d’Alene Mines Corporation (NYSE: CDE, TSX: CDM) recently sent the following letter to its shareholders in connection with its proposed acquisitions of Bolnisi Gold NL and Palmarejo Gold and Silver Corporation.
Dear Fellow Shareholder:
We have previously mailed to you proxy materials in connection with the Special Meeting of Shareholders of Coeur d’Alene Mines Corporation (“Coeur” or the “Company”) to be held on December 3, 2007. Your vote is important regardless of the number of Coeur shares you own.
Please vote your proxy today by telephone, via the Internet or please sign, date and mail your proxy in the postage-paid envelope provided.
On May 3, 2007, Coeur announced that it had entered into merger agreements with Bolnisi Gold NL and Palmarejo Silver and Gold Corporation in a transaction which will position the new Coeur as the world’s undisputed leader in silver. As described in detail in the proxy statement previously sent to you, your board and management believe that the merger transaction offers compelling benefits for shareholders of Coeur.
At the Coeur special meeting, shareholders are being asked to consider and vote upon a proposal to amend Coeur’s articles of incorporation to increase the authorized shares of Coeur common stock, to issue shares of common stock to shareholders of Bolnisi and Palmarejo and to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt any of the foregoing proposals.
Coeur’s Board of Directors has unanimously approved the amendment to Coeur’s articles of incorporation and the issuance of Coeur common stock in the transactions. Accordingly, the Board of Directors unanimously recommends that Coeur shareholders vote FOR proposals 1, 2 and 3.
The vote of all shareholders is important. Please submit your vote in this important matter — by voting by telephone, via the Internet, or by signing, dating and returning the enclosed proxy or voting instruction form in the postage-paid return envelope provided. Please act today to vote your shares and participate in the affairs of your company. On behalf of your board of directors, thank you for your cooperation and continued support.
Sincerely,

/s/ Dennis E. Wheeler
Chairman of the Board and
Chief Executive Officer

YOUR VOTE IS IMPORTANT — PLEASE ACT TODAY
Please help your Company save additional solicitation costs by signing, dating and mailing your proxy card or voting instruction form today. Internet and telephone voting are also available. The Company reminds its shareholders that there are three easy ways to vote. You may use one of the following simple methods to vote your shares:
1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.
Street name shareholders: your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions. Please return your voting instruction form immediately, or vote by telephone or the Internet. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Coeur, toll-free at 1-800-901-0068.
Cautionary Statement
This press release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the terms and conditions of the proposed transaction and anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur, Bolnisi or Palmarejo, as the case may be. Operating, exploration and financial data, and other statements in this press release are based on information that Coeur, Bolnisi or Palmarejo, as the case may be, believes is reasonable, but involve significant uncertainties affecting the business of Coeur, Bolnisi or Palmarejo, as the case may be, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC and the Ontario Securities Commission, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q and Palmarejo’s Annual Information Form. Additionally, there are risks that the parties will not proceed with the proposed transaction, that the ultimate terms of the proposed transaction will differ from those that currently are contemplated, and that the proposed transaction will be not be successfully completed for any reason (including the failure to obtain the required approvals or clearances from regulatory authorities). Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur, Bolnisi and Palmarejo disclaim any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur, Bolnisi and Palmarejo undertake no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, Bolnisi and Palmarejo, their financial or operating results or their securities or the proposed transaction.
Additional Information
The definitive proxy statement that Coeur has filed with the United States Securities and Exchange Commission (“SEC”) and Canadian securities regulators and mailed to its shareholders contains information about Coeur, Bolnisi, Palmarejo, the Palmarejo Project, the proposed transaction and related matters. Shareholders are urged to read the definitive proxy statement carefully, as it contains important information that shareholders should consider before making a decision about the proposed transaction. In addition to receiving the definitive proxy statement from Coeur by mail, shareholders may also obtain the definitive proxy statement, as well as other filings containing information about Coeur, without charge, from the SEC’s website (www.sec.gov) and the Canadian securities regulators’ website (www.sedar.com) or, without charge, from Coeur. Coeur and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Coeur’s shareholders with respect to the proposed transaction. Information regarding any interests that Coeur’s executive officers and directors may have in the proposed transaction is set forth in the definitive proxy statement. The Coeur shares to be issued in the proposed transaction have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Coeur intends to issue such Coeur shares pursuant to the exemption from registration set forth in Section 3(a)(10) of the Securities Act.
Contact
Director — Investor Relations
Tony Ebersole, 208-665-0777
Senior Vice President — Corporate Development
Mitchell J. Krebs, 888-545-1138
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